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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): MARCH 28, 2001


                              TREND MINING COMPANY
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                      0-31159                   81-0304651
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)


        401 FRONT AVENUE, SUITE 1, SECOND FLOOR, COEUR D'ALENE, ID 83814
               (Address of principal executive offices, zip code)



       Registrant's telephone number, including area code: (208) 664-8095


                                 NOT APPLICABLE
           Former Name or Former Address if Changed Since Last Report

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ITEM 5. OTHER EVENTS

     On April 4, 2001, Trend Mining Company (the "Company") announced that it had successfully completed its reincorporation in Delaware on March 28, 2001. The reincorporation was accomplished by the merger of Trend Mining Company, a Montana corporation, into New Trend of Montana Company, a Delaware corporation and a wholly owned subsidiary of Trend Mining Company, pursuant to the Agreement and Plan of Merger, dated as of January 26, 2001. The surviving Delaware corporation changed its name to Trend Mining Company.

     In connection with the reincorporation, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000 shares, to authorize the issuance of 20,000,000 shares of preferred stock by action of the Board of Directors without shareholder approval, to eliminate cumulative voting for directors and to authorize the issuance of Series A preferred stock. The consent of the holder of the Series A preferred stock is required for each issuance of equity securities by the Company. The Series A preferred stock was issued to Mr. Thomas S. Kaplan, the beneficial owner of approximately 29 percent of the Company's outstanding common stock, and can be transferred to certain persons as provided in the certificate of incorporation. Retention of the Series A preferred stock will be submitted to stockholders for approval at each annual meeting, and if a majority of stockholders fails to approve retention of the Series A preferred stock, it will automatically convert into one share of common stock. The Series A preferred stock may be converted into common stock or redeemed under other circumstances set forth in the certificate of incorporation. See Exhibit 3.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          3.1 Certificate of Incorporation effective March 28, 2001, Certificate of Merger filed March 28, 2001.

          3.2  Bylaws adopted effective March 28, 2001.

          99.1 Press release dated April 4, 2001.

                                      -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TREND MINING COMPANY
                                        (Registrant)



Date: April 11, 2001                    By: /s/ Brian L. Miller
                                           -----------------------------
                                           Brian L. Miller
                                           Vice President and Chief Financial
                                           Officer, Secretary and Treasurer


                                      -3-
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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
   3.1         Certificate of Incorporation effective March 28, 2001,
               Certificate of Merger filed March 28, 2001.

   3.2         Bylaws adopted effective March 28, 2001.

  99.1         Press release dated April 4, 2001.